SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2003

PRINTRONIX, INC.
(Exact name of issuer as specified in its charter)

DELAWARE	0-9321	95-2903992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14600 Myford Road, P.O. Box 19559, Irvine, California (Address of principal executive offices)	92623 (Zip Code)

Registrant’s telephone number, including area code: (714) 368-2300

Former name or former address, if changed since last report:
Not Applicable

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 16

Item 4. Changes in Registrant’s Certifying Accountant.

     Effective November 11, 2003 the Company has dismissed PricewaterhouseCoopers (“PwC”) as its independent accountant. PwC’s report on the Company’s consolidated financial statements for the last fiscal year ended March 28, 2003 contained no adverse opinion, contained no disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Company’s audit committee and approved by its board of directors. In connection with its audit for the year ended March 28, 2003 and through November 11, 2003, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such year. During the fiscal year ended March 28, 2003 and through November 11, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     Effective November 11, 2003 the Company has retained BDO Seidman (“BDO”) as its accountants to audit the financial statements of the Company for fiscal year 2004. The Company has not consulted with BDO with respect to accounting principles or practices or financial statement disclosures in any of its financial statements during the last two fiscal years or thereafter through the date of this report.

Item 7. Financial Statements and Exhibits.

     Attached hereto as Exhibit 16 is the letter from PwC required by Item 304(a)(3) of Regulation S-K (Reg. §229.304(a)(3)).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 11, 2003	Printronix, Inc.

	By:	/s/ GEORGE L. HARWOOD

George L. Harwood, Senior Vice President, Finance & IT, Chief Financial Officer and Secretary